Exhibit 10.24

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

This Second Amended and Restated Security Agreement, dated as of January 15, 2014 (the “Agreement”) is made by and among XG Sciences, Inc., a corporation duly organized and validly existing under the laws of Michigan (the “Company”), Aspen Advanced Opportunity Fund, LP, a Delaware limited partnership (“AAOF”), XGS II, LLC, a Florida limited liability company (“XGS II”), SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”), Michael R. Knox (“Knox”), and any other party who may sign a Secured Party signature page attached hereto (each, a “Secured Party”, and collectively, the “Secured Parties”), and Aspen Capital Advisors, LLC, a Florida limited liability corporation, as agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”).

WHEREAS, the Company and AAOF entered into a Second Amended & Restated Purchase Agreement, dated January 15, 2014 (the “Purchase Agreement”), which includes the terms and conditions pursuant to which AAOF would provide up to $10.0 million of funding to the Company in exchange for certain securities of the Company; and

WHEREAS, the Company executed and delivered to AAOF, Knox and XGS II certain convertible secured promissory notes, of various dates from March 18, 2013 to January 7, 2014, which have been restated and consolidated into a new convertible secured promissory note dated January 15, 2014 (the “Existing Notes”) that grant a first priority security interest in all assets of the Company to AAOF and XGS II; and

WHEREAS, the Company has and contemplates issuing additional secured promissory notes, in substantially the form attached hereto as Exhibit A to Samsung pursuant to a purchase agreement between the Company and Samsung (the “Samsung Purchase Agreement”), the Secured Parties and potentially to other third parties in the future as part of the transactions contemplated by the Purchase Agreement (the “Notes”).

NOW THEREFORE, in order to induce AAOF, XGS II, Samsung, Knox, and potential other Secured Parties to enter into the Existing Notes and the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a continuing security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

Section 1.            Definitions.  Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Existing Notes, the Notes or the Purchase Agreement. In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(b) hereof.

“Agent” shall mean Aspen Capital Advisors, LLC, a Florida limited liability corporation and its successors who succeed to its duties hereunder as agent for the Secured Parties, with respect to the rights of the Secured Parties hereunder.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its Subsidiaries, when formed.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company that are associated with the Business.

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“Copyrights” shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Documents” shall have the meaning ascribed thereto in Section 3(h) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(f) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 3 of the AAOF Note and the Notes.

“Excluded Collateral” shall mean the assets of the Company which secure the Permitted Indebtedness and the assets listed on Annex 1 hereto.

“Instruments” shall have the meaning ascribed thereto in Section 3(c) hereof.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above. Notwithstanding anything contained herein to the contrary, the Intellectual Property does not and shall not include any Patent Rights within the meaning of that certain Restated and Amended Exclusive License Agreement (the “MSU License”) between Michigan State University (“Licensor”) and the Company; provided, however, that the Company agrees to use commercially reasonable best efforts to obtain the consent of Licensor to permit inclusion of the MSU License as Intellectual Property Collateral hereunder.

“Inventory” shall have the meaning ascribed thereto in Section 3(d) hereof.

“Patent Collateral” shall mean all Patents and pending Patents, whether now owned or hereafter acquired by the Company that are associated with the Business. Notwithstanding the foregoing, Patent Collateral does not and shall not include any Patent Rights within the meaning of that certain MSU License.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

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“Permitted Indebtedness” shall mean the Company’s existing secured indebtedness, liabilities and obligations as disclosed on Annex 4 hereto, any current or future capitalized or operating leases, purchase money indebtedness or other indebtedness of the Company permitted under the Purchase Agreement, the Samsung Purchase Agreement, the Subscription Agreements, and the Notes.

“Permitted Liens” shall mean (i) the Company’s existing liens as disclosed Annex 5 hereto, (ii) the security interests created by this Agreement, (iii) liens of local or state authorities for franchise, real estate or other like taxes, (iv) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts which are not more than 60 days past due, (v) liens for taxes which are not yet due and payable or are being contested in good faith and by appropriate proceedings, (vi) liens which do not materially affect the value of the Company’s property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (vii) liens pursuant to purchase money indebtedness that is associated with new equipment purchases.

“Pledged Interests” shall have the meaning ascribed thereto in Section 2(f) hereof.

“Secured Obligations” shall mean, collectively, the principal of and interest on the Existing Notes and the Notes issued or issuable (as applicable) by the Company and held by the applicable Secured Party, and all other amounts from time to time owing to such Secured Parties by the Company under the Subscription Agreements and the Notes and all other indebtedness owed by the Company to any Secured Party.

“Secured Parties” shall have the meaning defined in the preamble to this Agreement, provided that all of such parties have purchased Existing Notes, Notes, or other securities contemplated in the Transaction Agreements pursuant to subscription agreements, purchase agreements or other agreements which have been accepted and countersigned by the Company; provided further, that each such Secured Party has entered into the Intercreditor Agreement and the IP Security Agreement; and additionally provided, that such term also shall include, as to the benefits, rights and obligations herein, the successors and assigns of any Secured Party.

“Subsidiary” or “Subsidiaries” of the Company shall mean any entity whose equity interests are owned entirely by the Company.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company that are associated with the Business. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Transaction Agreements” shall mean this Agreement, the Purchase Agreement, the Samsung Purchase Agreements, the Notes, and all ancillary documents referred to in those agreements, and each of those agreements as may be amended.

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“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Michigan from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s and the Secured Parties’ lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Michigan, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

Section 2.             Representations and Warranties of the Company.  The Company represents and warrants to each of the Secured Parties that:

a.	the Company is the sole beneficial owner of the Collateral and no lien exists or will exist upon any Collateral at any time, except for Permitted Liens and the pledge and security interest in favor of each of the Secured Parties created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral;

b.	Except as set forth on Annex 2. the Company or XG Sciences IP, LLC owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, all of their respective Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect. Except as may be set forth in Annex 2 and except for Permitted Liens, the Company or XG Sciences IP, LLC owns and possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

c.	to the Company’s knowledge, (i) except as set forth in Annex 2 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 2. and except, in each case for matters which singly or in the aggregate could not reasonably be expected to have a material adverse effect upon the Company or the Collateral in the aggregate;

d.	Neither the Company nor any of its subsidiaries owns any material Trademarks registered in the United States of America to which the second sentence of the definition of Trademark Collateral applies;

e.	Neither the Company nor any of its subsidiaries has or will issue any indebtedness which is secured by the Collateral to any third parties other than AAOF, XGS II, Samsung and Knox; and

f.	The Company is the sole holder and beneficial owner of all of the equity ownership securities of its wholly-owned subsidiary XG Sciences IP, LLC (the “Pledged Interests”), which owns and possesses the Copyrights, Know-How, Patents, Patent Licenses, Trademarks, and other intellectual property and other assets set forth on Annex 6 hereto. (i) All of the Pledged Interests are duly authorized, validly issued, fully paid and non-assessable, (ii) Company has the right and requisite authority to pledge the Pledged Interests as provided herein, and (iii) all actions necessary or desirable to perfect and establish the first priority of, or otherwise protect, Agent’s and Secured Parties’ liens in the Pledged Interests, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; and (B) the filing of a financing statements in the applicable jurisdiction for the Company. None of the Pledged Interests owned or held by the Company has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Interests (A) are not dealt in or traded on securities exchanges or in securities markets,(B) do not constitute investment company securities, and (C) are not held by the Company in a securities account.

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Section 3.           Collateral.  As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby acknowledges, agrees and confirms that (i) Agent, on behalf of the Secured Parties as hereinafter provided, shall continue to have a security interest in and lien upon and, (ii) to the extent not otherwise previously granted to Agent, Company hereby pledges, grants, assigns, hypothecates and transfers to the Agent, on behalf of the Secured Parties as hereinafter provided, a first priority security interest in and lien upon all of the Company's personal property and fixture property and other assets, whether now owned or hereafter acquired by or arising in favor of the Company, and all of the Company's right, title and interest therein, whether now existing or hereafter coming into existence, and regardless of where located, except for the Excluded Collateral (all of the foregoing except the Excluded Collateral being collectively referred to herein as “Collateral”), including but not limited to the following types and items of property:

a.	all goods;

b.	all accounts, general intangibles and payment intangibles (each as defined in the Uniform Commercial Code), including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

c.	all instruments, all chattel paper, and all letters of credit (each as defined in the Uniform Commercial Code), including but not limited to those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, and including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

d.	all inventory (as defined in the Uniform Commercial Code) and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

e.	all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

f.	all equipment (as defined in the Uniform Commercial Code) (herein collectively called “Equipment”);

g.	each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

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h.	all documents of title (as defined in the Uniform Commercial Code) and other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

i.	All deposit accounts;

j.	All securities and other investment property, including but not limited to the Pledged Interests;

k.	all rights, claims and benefits of the Company against any person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any person storing or transporting such Inventory or Equipment; and

l.	all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in Clauses (a) through (k) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said Clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Section 4.            Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Agent and each of the Secured Parties as follows:

4.01       Delivery and Other Perfection.  The Company or XG Sciences IP, LLC shall:

a.	give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of the Agent) to create, preserve, maintain, perfect or validate any security interest previously granted or granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the stock collateral to be transferred of record into the name of the Agent or its nominee provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.08 below;

b.	keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

c.	furnish to the Agent from time to time (no more frequently than annually, unless an Event of Default shall have occurred and shall be continuing,) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Agent may reasonably request, all in reasonable detail;

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d.	permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Agent may reasonably require; and

e.	upon the occurrence and during the continuance of any Event of Default, upon request of the Agent, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

4.02      Other Financing Statements and Liens.  Except with respect to Permitted Indebtedness, Permitted Liens or as otherwise permitted under the Existing Notes, the Notes or the Subscription Agreements, without the prior written consent of the Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of each of the Secured Parties.

4.03      Special Provisions Relating to Certain Collateral.

a.           Intellectual Property.

(1)	For the purpose of enabling the Agent to exercise rights and remedies under Section 4.04 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)	Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and shall be continuing, the Company and XG Sciences IP, LLC will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Agent shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Agent shall grant back to the Company the license granted pursuant to Clause (1) immediately above. The exercise of rights and remedies under Section 4.04 hereof by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this Clause (2).

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b.	Pledged Interests.

(1)	If the Company shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the date hereof, it shall promptly (and in any event within two (2) Business Days of acquiring or obtaining such Collateral) deliver to Agent a duly executed addendum to this Agreement, in form and substance satisfactory to Agent, identifying such Pledged Interests.

(2)	The Company shall not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, the operating agreement of XG Sciences IP, LLC, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests if the same is prohibited pursuant to this Agreement or any other Transaction Agreement.

(3)	The Company hereby covenants that the Pledged Interests (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by the Company in a securities account. In addition, none of the operating agreement of XG Sciences IP, LLC or any other agreements governing any of the Pledged Interests provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

(4)	For so long as the Company shall have the right to vote the Pledged Interests owned by it, the Company covenants and agrees that it will not, without the prior written consent of the Secured Parties, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of the Secured Parties or the value of the Pledged Interests.

4.04       Events of Default, etc.  During the period during which an Event of Default shall have occurred and be continuing:

a.	the Company shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and the Company, designated in its request;

b.	the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

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c.	the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.	the Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Agent may, upon ten (10) Business Days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Agent, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Agent or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Agent or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section 4.04, including by virtue of the exercise of the license granted to the Agent in Section 4.03(a)(1) hereof, shall be applied in accordance with Section 4.07 hereof.

4.05     Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.06      Removals, etc.  Without at least thirty (30) days’ prior written notice to the Agent or unless otherwise required by law, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex 3 hereto or in transit from one of such locations to another; or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

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4.07       Application of Proceeds.  Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under this Section 4, shall be applied by the Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Agent in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to each of the Secured Parties; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

4.08       Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Agent is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Parties shall be entitled under this Section 4 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

4.09       Perfection.  Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file such financing statements and other documents in such offices as the Agent may request to perfect or maintain the security interests granted by Section 3 of this Agreement; and without limiting the Company’s obligations with respect to perfection of the security interests, the Company hereby authorizes the Agent to file all such financing statements and other documents and, at Agent’s option, to describe the Collateral in any such financing statement as “all personal property”.

4.10       Termination.  When all Secured Obligations shall have been paid in full under the Subscription Agreements, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.03(a)(1) hereof. The Agent shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the liens on the Collateral.

4.11       Expenses.  The Company agrees to pay to the Agent all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Agent of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof. Each Secured Party agrees to advance to the Agent his/her/its pro rata share of any funds requested by the Agent to carry out the intent and purposes of this Agreement according to each Secured Party’s pro rata share of the total aggregate principal amount outstanding under the Notes at the time such request for advance is made. Any such advances will be refunded to the Secured Parties to the extent the Company reimburses the Agent for its expenses or the Agent makes recoveries from the disposition of the Company’s assets.

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4.12       Further Assurances.  The Company agrees that, from time to time upon the written request of the Agent, the Company will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 5.            Miscellaneous.

5.01       No Waiver.  No failure on the part of the Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Michigan.

5.03       Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be for (i) the Company at 3101 Grand Oak Drive, Lansing, MI 48911 (Telephone: (517) 703-1110, Fax: (517) 703-1113), (ii) the Agent at 1740 Persimmon Drive, Suite 100, Naples, FL 34109 (Telephone: (239) 325-2001, Fax: (239) 325-2001) and (iii) for each Secured Party as provided on the signature page hereto. Any party hereto may from time to time change its address or facsimile number for notices under this Section by written notice to the other parties.

5.04       Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Agent. Any such amendment or waiver shall be binding upon each of the Secured Parties and the Company.

5.05       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and each of the Secured Parties (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

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5.06      Counterparts; Additional Secured Parties.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. In the event additional Secured Parties become holders of the Notes, such Secured Parties may become a party to this Agreement by signing a counterpart to this Agreement, all of which together shall be considered one and the same instrument. The Company shall provide a copy of each Security Agreement executed by a Secured Party to the Agent.

5.07       Appointment of Agent.  Each Secured Party agrees to appoint Aspen Capital Advisors, LLC as its Agent for purposes of this Agreement. Each of Secured Party hereby authorizes the Agent to take such action and to exercise such powers hereunder as provided herein or as requested to or consented by the Secured Parties (acting together), together with such powers as are reasonably incidental thereto. Subject to the provisions of this Agreement, the Agent will not take any action contrary to the express written instructions of the Secured Parties (acting together) and will take any lawful action prescribed in express written instructions of the Secured Parties (acting together). The Agent may decline to take any action except upon the express written instructions of the Secured Parties (acting together) and the Agent may request a written ratification by the Secured Parties (acting together) of any action taken by it under this Agreement, which ratification shall not be unreasonably withheld, conditioned or delayed. The Agent shall not be obligated to take any action, or engage in any course of conduct, if the Secured Parties are not in agreement as to such action or course of conduct. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attomeys-in-fact selected by it in good faith.

5.08       Powers and Duties.  Subject to and upon the other terms and conditions contained herein that limit the obligations or duties of the Agent, the duties and obligations of the Agent under this Agreement shall be those of a “collateral agent” and shall consist of and be limited to: (i) acquiring, holding and enforcing the security interest granted by the Company in the Collateral under this Agreement; (ii) selling, releasing, surrendering, realizing upon or otherwise dealing with, in any manner and in any order, all or any portion of the Collateral, (iii) exercising (or refraining from exercising) any rights, remedies or powers of the Agent under this Agreement, the [the Transaction Documents], or under applicable law in respect of all or any portion of the Collateral, (iv) making any demands or giving any notices hereunder or under the other transaction documents, and (v) effecting amendments to or granting waivers or consents hereunder or under the other transaction documents.

5.09       Resignation and Removal.  The Agent shall be entitled to resign at any time upon written notice to the Secured Parties and the Agent may be removed at any time for cause by the vote of the Secured Parties holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Collateral hereunder. Except as provided above, upon any such resignation or removal, the Secured Parties shall have the right to appoint a successor Agent by the vote of the Secured Parties holding a majority of the principal amounts of the secured indebtedness which is secured by a pledge of the Collateral hereunder. If no successor Agent shall have been so appointed by such Secured Parties, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation or the Secured Parties’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Secured Parties, appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or the Agent’s resignation or removal hereunder as the Agent, the provisions of Sections 5.07 through 5.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

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5.10       Indemnity of Agent.  Each of the Secured Parties hereby covenants and agrees to reimburse, indemnify and hold the Agent harmless from and against any and all claims, actions, judgments, damages, losses, liabilities, costs, transfer or other taxes, and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred or suffered without any bad faith, gross negligence or willful misconduct by the Agent, arising out of or incident to Agent’s actions or inactions as Agent with regard to its duties under or administration of this Agreement. Each Secured Party further agrees that any reimbursements or indemnity payments to the Agent shall be made according to each Secured Party’s pro rata share of the total aggregate principal amount outstanding under the Notes at the time of the event that gave rise to such reimbursement or indemnity claim by the Agent.

5.11       Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.12       Entire Agreement.  This Agreement (together which each Annex hereto) contains the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and their resulting obligations to each other, as herein described; and it amends, restates and supersedes all prior agreements and understandings between the parties to this Agreement relating to the subject matter hereof. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be so bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Agreement, at any time, shall be deemed to be a waiver of any other provision of this Agreement at such time, or shall be deemed to be a valid waiver of such provision at any other time.

[The remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Security Agreement to be duly executed as of the day and year first above written.

The “Company”:		The “Agent”:

XG Sciences, Inc.		Aspen Capital Advisors, LLC

By:	/s/ Michael R. Knox	By:	/s/ Steven C. Jones
Name:	Michael R. Knox	Name:	Steven C. Jones
Title:	Chief Executive Officer	Title:	Managing Member

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

SECURED PARTY SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Secured Party agrees to the terms and conditions of the above Second Amended and Restated Security Agreement and hereby agrees that the execution of this Secured Party Signature Page is intended and shall be deemed to constitute the execution of such Second Amended and Restated Security Agreement by the undersigned.

NAME OF SECURED PARTY (type or print):

Aspen Advance Opportunity Fund, LP

By:	/s/ Steven C. Jones	Date	1/15/14
Name:	Steven C. Jones
Title:	Managing Member. AA XGS, LLC

Address for Notices:

Aspen Advanced Opportunity Fund, LP

Attn: General Partner

1740 Persimmon Drive. Suite 100

Naples, FL 34109

Phone:	(239)325-2001
Fax:	(239) 325-2004

Principal Amount of Secured Obligations as of the date this Signature Page is signed:

Michael R. Knox

/s/ Michael R. Knox	Date:

Michael R. Knox

Address for Notices:

5337 Panda Bear Circle

East Lansing, Ml 48823

Phone:	(517)351-4813
Fax:	(517)705-1113

Principal Amount of Secured Obligations as of the date this Signature Page is signed:

XGS II, LLC

By:	/s/ David G. Pendell	Date:	1-15-2014
Name:	David G. Pendell
Title:	Managing Member

Address for Notices:

XGS II, LLC

5500 Lake Grove Trail

Petoskey, Ml 49770

Phone:	(239) 450-5097

Fax:

Amount of secured Obligation as of the date this signature page is signed:

**Signature Pages Countinued on next page**

SVIC No. 15 New Technology Business Investment L.L.P.

By:	/s/ Seonjong Lee	Date
Name:	SEONJONG LEE
Title:	C.E.O

Address for Notices:

29th Samsung ElectronicsBldg.

11, Seoch- dearo 74 gil, Seocho-gu,

Seoul, Korea 137-857

Phone:
Fax:

Amount of Secured Obligations as of the date this Signature Page is signed:

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 1 - EXCLUDED COLLATERAL

The Patent Rights within the meaning of that certain Restated and Amended Exclusive License Agreement between Michigan State University and the Company.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 2 - EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

The Company has distribution agreements with sales agents and other companies that allow the use of the Company’s trademarks n the normal course of business.

The Company has licensed the below listed production and manufacturing technology to the following licensees:

Cabot Corporation – production technology for the production of graphene nanoplatelets as more fully defined in the LICENSE AGREEMENT BETWEEN

CABOT CORPORATION AND XG SCIENCES INC. dated November 1, 2011 and amended on January 23, 2013

POSCO - production technology for the production of graphene nanoplatelets as more fully defined in the LICENSE AGREEMENT between XG Sciences, Inc. and POSCO dated June 8, 2011

In November of 2011, the Company entered into a license agreement between the Company and Cabot Corporation (“Cabot”), a copy of which has been supplied to AAOF (the “License Agreement”). Subsequent to the execution of the License Agreement, Michigan State University (“MSU”) expressed concern regarding the form of the License Agreement, including whether any MSU technology might have been included in the License Agreement. After discussions among Cabot, MSU, and the Company, Cabot drafted a First Amendment to the License Agreement Between Cabot and the Company (the “Amendment”). The Amendment contains warranties, attested by both the Company and its Chief Scientist, Dr. Lawrence Drzal, asserting that no MSU technology had been improperly transferred to Cabot. The Company executed the Amendment on January 29, 2013, and has provided a copy to AAOF. The Company understood that this matter was closed when it provided the Amendment to AAOF. However, the Company subsequently learned that Cabot has not yet signed the Amendment because a new Vice President had been appointed. Additionally, the Company received a letter from MSU dated March 20, 2013 stating that MSU wanted to review this issue. The Company, Cabot, and MSU are currently renegotiating the Amendment. MSU is currently engaged in an audit of the technology transfer package associated with the Cabot License Agreement.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 3 - LIST OF LOCATIONS

3101 Grand Oak Drive

Lansing, MI 48911

4055 English Oak, Suite B

Lansing, MI 48911

2100 S. Washington Avenue

Lansing, MI 48910

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 4 - EXISTING SECURED INDEBTEDNESS

1.	Aspen Advanced Opportunity Fund, LP (1)	$4,178,330.92
2.	SVIC No. 15 New Technology Business Investment L.L.P.	$3,000,000.00
3.	Michael Knox	$872,998.15
4.	XGS II, LLC	$739,349.83
	Total	$8,790,678.90

(1) Aspen Amounts exclude certain funds advanced to the Company pursuant to a Master Lease Agreement for the purchase of equipment, the liens on which are permitted liens under this Agreement.

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 5 - EXISTING LIENS

Secured Party	Assets Covered

Michael R. Knox	All tangible and intangible assets of the Company

Aspen Advanced Opportunity Fund, L.P.	All tangible and intangible assets of the Company

XGS II, LLC	All tangible and intangible assets of the Company

SVIC No. 15 New Technology Business Investment L.L.P.	All tangible and intangible assets of the Company

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

ANNEX 6 - XG SCIENCES IP. LLC ASSETS

All “Intellectual Property” as defined in the Assignment of Intellectual Property dated effective as of January 15, 2014 between the Company and XG Sciences IP, LLC, including without limitation the following:

Patents:

Patent Application Number	Application Date	Description
13/474,860	5/18/2012	Process of Dry Milling Particulate Materials Milled Graphene/Metal Nano Composites
61/786,735	3/15/2013	Graphene Carbon Compositions
13/686,961	11/28/2012	Single Mode Microwave Device for Producing Exfoliated Graphite
13/610,934	9/12/2012	Cloud Mixer and Method of Minimizing Agglomeration of Particulates
13/435,260	3/30/2012	Mechanical Exfoliation Apparatus
61/786,745	3/15/2013	Electrodes for Capacitors from Mixed Carbon Compositions
14079057	11/13/2013	Silicon-Graphene Nanocomposites for Electrochemical Applications

Trademarks:

XG Sciences (Design Plus Words)

xGnP

XG Sciences The Material Difference (Design Plus Words)

XG Leaf (Application Pending)

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

EXHIBIT A

Form of Secured Convertible Promissory Note